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                                                                    EXHIBIT 10.5

                          CERTIFICATE OF DESIGNATION

                                    OF THE

         CUMULATIVE MANDATORY REDEEMABLE PREFERRED STOCK, 7.54% SERIES
                               ($0.01 PAR VALUE)

                                      OF

                           DELTIC TIMBER CORPORATION

                        ------------------------------

                        Pursuant to Section 151 of the

               General Corporation Law of the State of Delaware

                        ------------------------------

     The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted on December 11, 1997, by the Board of Directors (the "Board") of Deltic Timber Corporation, a Delaware corporation (hereinafter called the "Corporation"), acting pursuant to the provisions of Sections 151 of the General Corporation Law of the State of Delaware:

     RESOLVED, that pursuant to authority expressly granted to and vested in the Board by Article Fourth of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the issuance of a series of the Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Corporation, which shall consist of 600,000 shares of the 20,000,000 shares of Preferred Stock which the Corporation now has authority to issue, be, and the same hereby is, authorized, and the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) are fixed as follows:

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     (i)     Designation. The designation of such series of the Preferred Stock authorized by this resolution shall be the Cumulative Mandatory Redeemable Preferred Stock, Series 7.54%, par value $0.01 per share (the "7.54% Preferred Stock"), and the total number of shares which shall constitute such series shall be 600,000 shares.

     (ii) Dividend Rights. Holders of shares of the 7.54% Preferred Stock will be entitled to receive, when, as and if declared by the Board out of assets of the Corporation at the time legally available for payment, an annual cash dividend at the rate of $3.77 per share, which dividend shall be fully cumulative (whether or not, the Corporation has earnings, there are funds legally available for payment of such dividend or such dividend is declared), shall accrue from the date of first issuance and shall be payable in cash quarterly in arrears on the fifteenth day of December, March, June and September of each year commencing March 15, 1998 (except that if any such date is a Saturday, Sunday or a legal holiday then such dividends shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 nor less than 10 days preceding the payment dates for such dividends, as are fixed by the Board. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in New York City, New York. Dividends on the 7.54% Preferred Stock on account of arrears for any past dividend period may be declared and paid at any time, without reference to any regular dividend payment date. The amount of dividends payable per share of 7.54% Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

     When dividends are not paid (or declared and set apart for payment) in full upon the 7.54% Preferred Stock and any other Parity Preferred Stock (as defined in paragraph (vii) below), all dividends declared upon shares of the 7.54% Preferred Stock and any Parity Preferred Stock will be declared pro rata so that in all cases the amount of dividends declared per share on the

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7.54% Preferred Stock and such other Parity Preferred Stock shall be made ratably in proportion to the respective amounts of the accumulated and unpaid dividends per share on the shares of 7.54% Preferred Stock and such other Parity Preferred Stock. Except as set forth in the preceding sentence, unless full cumulative dividends on the 7.54% Preferred Stock have been paid (or declared and set apart for payment), no dividends (other than in Common Stock (as defined below) of the Corporation or other capital stock of the Corporation ranking junior as to dividends and as to liquidation rights to the 7.54% Preferred Stock) may be paid or declared and set apart for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity basis with the 7.54% Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity basis with the 7.54% Preferred Stock as to dividends, be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock) by the Corporation or any subsidiary thereof (except by conversion into or exchange for Common Stock of the Corporation or other capital stock of the Corporation ranking junior to the 7.54% Preferred Stock as to dividends and liquidation rights).

     For purposes hereof, dividends payable on the 7.54% Preferred Stock shall be deemed to have been declared and set apart for payment if such dividends have been fully declared and the funds necessary to pay such dividends have been irrevocably placed in trust for the sole and exclusive benefit of the holders of the 7.54% Preferred Stock in an account separate from any other funds of the Corporation with a bank having a combined capital and surplus in excess of $200,000,000, as trustee, as to which account the Corporation shall have no rights other than pursuant to applicable escheat or other similar laws; whereupon no third party shall have any right to challenge the rights of the holders of the 7.54% Preferred Stock to receive payment of such funds.

     (iii) Liquidation Rights. The shares of the 7.54% Preferred Stock shall rank prior to the shares of Common Stock and any other class of stock of the Corporation ranking junior to the

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7.54% Preferred Stock upon liquidation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the 7.54% Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $50.00 per share (the "Liquidation Preference"), plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of 7.54% Preferred Stock to the date of final distribution. After payment of the full amount of the Liquidation Preference and such dividends, the holders of the shares of 7.54% Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the 7.54% Preferred Stock and any Parity Preferred Stock shall be insufficient to pay in full the preferential amounts aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were payable in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation.

     (iv)    Voting Rights.

             (A) The holders of shares of 7.54% Preferred Stock shall have no voting rights, except for any voting rights to which they may be entitled under the laws of the State of Delaware and except as follows:

                  (a) If at any time or times any cumulative dividends payable on the 7.54% Preferred Stock have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend

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             periods (whether or not such quarterly periods are consecutive) or the 7.54% Preferred Stock is not redeemed in full on the Mandatory Redemption Date (as defined in subparagraph (v) below), then the holders of the 7.54% Preferred Stock shall have, in addition to the other voting rights set forth herein, the right, voting separately as one class, to elect a director to the Board of Directors of the Corporation, such director to be in addition to the number of directors constituting the Board immediately prior to the accrual of such right and in addition to any directors that are elected pursuant to, and without regard for any restrictions with respect to the election of such director by the 7.54% Preferred Stock set forth in, the certificates of designation of any other preferred stock of the Corporation. including, without limitation, the Series A Preferred Stock (as defined in subparagraph (viii) below), the remaining directors to be elected by the classes or series of stock entitled to vote thereon. Such voting rights shall continue until such time as all cumulative dividends accumulated and unpaid on the 7.54% Preferred Stock shall have been paid in full or the 7.54% Preferred Stock is redeemed in full; provided, however, that the holder of the 7.54% Preferred Stock shall again have such voting right to elect a director at any subsequent time during which any cumulative dividends payable on the 7.54% Preferred Stock have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods.

                  (b) In any election of a director by the holders of 7.54% Preferred Stock, voting separately as one class, pursuant to this subparagraph (iv)(A)(b), each holder of shares of 7.54% Preferred Stock shall be entitled to one vote for each share of 7.54% Preferred Stock held. The voting right of the holders of the 7.54% Preferred Stock, voting separately as one class, contained in subparagraph (iv)(A)(a) may be exercised either at a special meeting of the holders of 7.54% Preferred Stock called as provided below, or at any annual or special meeting of

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             the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. If at any time (1) the voting right to elect a director pursuant to subparagraph (iv)(A)(a) shall have vested in the holders of the 7.54% Preferred Stock or (2) the directorship filled by the holders of 7.54% Preferred Stock pursuant to subparagraph (iv)(A)(a) becomes vacant, a proper officer of the Corporation shall, upon the written request of the holders of records of 10 percent in number of shares of the 7.54% Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the 7.54% Preferred Stock to elect such director referred to in (1) above or to fill such vacancy referred to in (2) above, as the case may be. Such meeting of the holders of the 7.54% Preferred Stock shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders of the Corporation at the place for holding of annual meetings of stockholders of the Corporation, or, if none, at the place designated by the Secretary of the Corporation. If such meeting of the holders of the 7.54% Preferred Stock shall not be called by the proper officer of the Corporation within 10 days after personal service of such written request upon the Secretary of the Corporation or mailing the same within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10 percent in number of shares of the 7.54% Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting of the holders of the 7.54% Preferred Stock may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this subparagraph (iv)(A)(b). Any holder of the 7.54% Preferred Stock shall have access to the stock books of the Corporation for the purpose of causing a meeting of the holders of

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             7.54% Preferred Stock to be called pursuant to the provisions of this paragraph.

                  At any meeting held for the purpose of electing a director at which the holders of the Preferred Stock shall have the right to elect a director as provided in subparagraph (iv)(A)(a), the presence in person or by proxy of the holders of at least 50.1 percent of the then outstanding shares of the 7.54% Preferred
             Stock shall be required and be sufficient to constitute a quorum of the 7.54% Preferred Stock for the election of such director by the 7.54% Preferred Stock. At any such meeting or adjournment thereof
             (1) the absence of a quorum of the holders of the 7.54% Preferred Stock shall not prevent the election of a director other than the director to be elected by the holders of the 7.54% Preferred Stock and the absence of a quorum or quorums of the holders of other classes of capital stock entitled to elect such other directors shall not prevent the election of such director to be elected by the holders of the 7.54% Preferred Stock and (2) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  The director elected pursuant to this subparagraph (iv)(A)(b)
             shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify; provided, however, that when the right of the holders of the 7.54% Preferred Stock to elect a director as herein provided pursuant to subparagraph
             (iv)(A)(a) shall terminate, the term of office of any director so elected by the holders of the 7.54% Preferred Stock shall terminate.

                  So long as any shares of 7.54% Preferred Stock are
             outstanding, the By-laws of the Corporation shall contain provisions ensuring that the number of directors of the Corporation shall at all times be such that the exercise, by the holders of

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             shares of the 7.54% Preferred Stock of the right to elect a director under the circumstances provided in subparagraph
             (iv)(A)(a) will not contravene any provisions of the Corporation's Certificate of Incorporation or By-laws.

             (B) So long as any shares of the 7.54% Preferred Stock remain outstanding, the Corporation will not, either directly or indirectly, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of one hundred percent (100%) of the shares of the 7.54% Preferred Stock then outstanding, (1) approve any merger, consolidation or compulsory share exchange of the Corporation with or into any other entity unless (x) the terms of such merger. consolidation or compulsory share exchange would not result in an adverse change in the preferences, special rights or powers of the 7.54% Preferred Stock and (y) except as may have been previously permitted by the affirmative vote of one hundred percent (100%) of the holders of the shares of 7.54% Preferred Stock under subparagraphs (iv)(B)(2),
             (3) or (4) below, the 7.54% Preferred Stock is, after such merger, consolidation or compulsory share exchange, on a parity basis with or prior to any other class or series of capital stock authorized by the surviving corporation as to dividends and upon liquidation and none of the shares of such other authorized class or series of capital stock have dividend payment dates different from the dividend payment dates of the 7.54% Preferred Stock or are redeemable in whole or in part under any circumstances prior to the expiration of twelve months following the Mandatory Redemption DATE (as defined in paragraph (v) below), (2) create any class or series of stock ranking prior to the 7.54% Preferred Stock either as to dividends or upon liquidation, (3) create any class or series of stock, issue any authorized shares of stock of any class or series (including, without limitation, the Series A Preferred Stock, as defined in subparagraph (viii) below) or reclassify shares of Common Stock or any other shares of stock of the Corporation into shares, if any such stock created, issued or

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             reclassified would have dividend payment dates different from the dividend payment dates of the 7.54% Preferred Stock or be redeemable in whole or in part by the Corporation under any circumstances prior to the earlier of (x) full redemption of the 7.54% Preferred Stock or (y) the expiration of twelve months following the Mandatory Redemption Date, (4) reclassify shares of Common Stock or any other shares of stock of the Corporation hereafter created junior to the 7.54% Preferred Stock as to dividends or assets into shares having any preference or priority as to dividends or assets superior to the 7.54% Preferred Stock,
             (5) repurchase (or permit any subsidiary of the Corporation to repurchase) prior to the expiration of twelve months following the Mandatory Redemption Date any shares of preferred stock of the Corporation and, if the 7.54% Preferred Stock is not redeemed on the Mandatory Payment Date, any other capital stock of the Corporation, currently outstanding or subsequently issued, or (6) amend, alter or repeal any of the provisions of the Certificate of Incorporation (including this resolution) so as to adversely affect the preferences, special rights or powers of the 7.54% Preferred Stock.

             (C)  In exercising its voting right as provided in this paragraph
             (iv) and by the laws of the State of Delaware, each share of the 7.54% Preferred Stock shall be entitled to one vote.

     (v) Redemption. The Corporation shall not have any right to redeem any shares of 7.54% Preferred Stock prior to December 31, 2002 (the "Mandatory Redemption Date"). The shares of the 7.54% Preferred Stock shall be redeemed by the Corporation, in full, at $50.00 per share, in each case together with an amount equal to all dividends (whether or not earned or declared) accrued and unpaid to such date, on the Mandatory Redemption Date. If the Corporation shall not have sufficient funds legally available for redeeming the 7.54% Preferred Stock at the Mandatory Redemption Date, the Corporation shall redeem a pro rata portion of each holder's shares of 7.54% Preferred Stock out of funds legally available therefor and shall

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redeem the remaining shares to be redeemed (with dividends continuing to accrue on such shares until redeemed) as soon as practicable after the Corporation has funds legally available therefor.

     Written notice of the redemption of the 7.54% Preferred Stock shall be mailed, postage prepaid, to the holders of record of the 7.54% Preferred Stock at their respective addresses then appearing on the books of the Corporation, no less than 10 and not more than 60 days prior to the Mandatory Redemption Date.

     From and after the giving of the redemption notice and the setting aside of the funds necessary for the required redemption, notwithstanding that any certificate representing shares of 7.54% Preferred Stock called for redemption shall not have been surrendered for cancellation, such shares shall no longer be deemed outstanding, and holders of certificates representing such shares shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive, whether or not the certificate representing the shares of 7.54% Preferred Stock are surrendered prior to. on or subsequent to the Mandatory Redemption Date, the redemption price therefor, plus an amount equal to accrued and unpaid dividends thereon to the date designated for redemption, without interest. Failure of the Corporation to deliver a notice of redemption shall not relieve it of its obligations hereunder.

     Shares of 7.54% Preferred Stock redeemed by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock without designation as to class or series and may thereafter be issued, but not as shares of 7.54% Preferred Stock.

     (vi) Certain Limitations. The Board may not by subsequent amendment of this resolution increase the number of shares that constitute the 7.54% Preferred Stock.

     (vii) Ranking. For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

             (A) prior to shares of the 7.54% Preferred Stock, either as to dividends or liquidation, if the holders of stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon

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             liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the 7.54% Preferred Stock;

             (B) on a parity basis with shares of the 7.54% Preferred Stock, as to dividends or upon liquidation, whether or not the dividend rates or redemption or liquidation prices per share thereof be different from those of the 7.54% Preferred Stock, if the holders of stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of the 7.54% Preferred Stock (the term "Parity Preferred Stock" being used to refer to any stock on a parity with the shares of the 7.54% Preferred Stock, as to dividends and upon liquidation as the context may require); and

             (C) junior to shares of the 7.54% Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be common stock of the Corporation ("Common Stock") or if the holders of the 7.54% Preferred Stock shall be entitled to the receipt of dividends or of amounts of distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or series.

     (viii) Rank of Series A Participating Cumulative Preferred Stock. Any shares of preferred stock currently authorized as "Series A Participating Cumulative Preferred Stock" under the Certificate of Designation of the Corporation dated December 17, 1996 and filed with the Secretary of State of the State of Delaware on December 18, 1996 ("Series A Preferred Stock") issued by the Corporation prior or subsequent to the date hereof shall rank junior to the 7.54% Preferred Stock.

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     IN W1TNESS THEREOF, Deltic Timber Corporation has caused this Certificate to be made under the seal of the Corporation and signed by Clefton D. Vaughan, its Vice President, and attested by W. Bayless Rowe, its Secretary, this 18th day of December, 1997.

                                       DELTIC TIMBER CORPORATION


                                       By:    /s/ Clefton D. Vaughan
                                          --------------------------------------
                                       Name:  Clefton D. Vaughan
                                       Title:  Vice President (SEAL]

[SEAL]

Attest:



      /s/ W. Bayless Rowe
-----------------------------------
Secretary

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